Exhibit 99.1

NEWS RELEASE

Vistra Reports Second Quarter 2023 Results

Earnings Release Highlights

•	Recorded second quarter 2023 Net Income of $476 million and Net Income from Ongoing Operations[1] of $409 million and achieved Ongoing Operations Adjusted EBITDA[1] of $1,008 million.

•

Updated guidance based on year-to-date performance and outlook, by narrowing the range and raising the lower end of the originally announced 2023 Ongoing Operations Adjusted EBITDA and Ongoing Operations Adjusted FCFbG guidance ranges.

•	Continued to progress towards a fourth quarter 2023 closing of the acquisition of Energy Harbor Corp.

•

Achieved commercial operation of the 350-megawatt Phase III expansion of the Moss Landing Energy Storage Facility, adding to the 400 megawatts already online at the facility, making it the largest battery energy storage facility in the world.

•

Continued to execute on the $4.25 billion cumulative share repurchase authorization, repurchasing ~$2.9 billion from Nov. 2, 2021, through Aug. 4, 2023, leading to a reduction of ~24% of the shares outstanding over that period.

•	Declared third quarter 2023 dividend of $0.2060 per share of common stock to be paid on Sept. 29, 2023, representing an ~12% increase from the third quarter 2022 dividend.

IRVING, Texas — Aug. 9, 2023 — Vistra Corp. (NYSE: VST) (“Vistra”) today reported its second quarter 2023 financial results and other highlights.

“I’m excited to report our second quarter results today of $1,008 million in Ongoing Operations Adjusted EBITDA. Our focus and execution on operational excellence, risk management, and strong retail performance demonstrated an integrated platform that is bolstering Vistra’s elevated and de-risked earnings profile and delivering substantial value to our shareholders through our robust return of capital program,” said Jim Burke, president and CEO of Vistra. “Our performance year-to-date and the projections we see for the balance of 2023 provide confidence that we will achieve results that are in the upper half of our original guidance ranges initiated for 2023 Ongoing Operations Adjusted EBITDA and Ongoing Operations Adjusted FCFbG. Given this increased confidence, we announced narrowed guidance ranges today that adjust the lower end of the ranges upward by $200 million in the case of Ongoing Operations Adjusted EBITDA and $150 million in the case of Ongoing Operations Adjusted FCFbG. As we capitalize on the elevated earnings opportunities, we in turn are realizing additional free cash flows that we look forward to using to further our growth and bolster shareholder returns.”

Vistra – Press Release

Aug. 9, 2023, Page 2

Burke continued, “As we steadily deliver on our capital allocation program, we simultaneously are focused on the long-term energy transition this industry faces. We remain committed to disciplined growth of our zero-carbon portfolio while focusing on grid reliability. The 350-megawatt Phase III expansion of our Moss Landing Energy Storage Facility achieved commercial operation during the second quarter, ahead of schedule and on budget, bringing our Vistra Zero portfolio currently online to approximately 3,750 MW, including our nuclear facility Comanche Peak. We also continue to progress towards a fourth quarter closing of the acquisition of Energy Harbor Corp. that we announced earlier this year, which will increase our nuclear generation to more than 6,400 MW.”

Burke concluded, “Our retail segment continues to deliver strong counts and margins performance. And, while the second quarter weather was on the milder side, we are seeing extreme heat in parts of the country, particularly in July and August. Our generation fleet has risen to the challenge, achieving approximately 95% commercial availability in the second quarter, and we look forward to continuing that operational excellence through the balance of the year and beyond.”

Summary of Financial Results for the Second Quarter Ended June 30, 20232

(Unaudited) (Millions of Dollars)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income (loss)	$476	$(1,357)	$1,174	$(1,641)
Ongoing operations net income (loss)	$409	$(1,299)	$1,134	$(1,471)
Ongoing operations Adjusted EBITDA	$1,008	$756	$1,562	$1,297
Adjusted EBITDA by Segment
Retail	$498	$403	$469	$566
Texas	$207	$181	$590	$351
East	$211	$164	$212	$312
West	$63	$40	$109	$66
Sunset	$40	$(21)	$203	$22
Corporate and Other	$(11)	$(11)	$(21)	$(20)
Asset Closure	$59	$(19)	$18	$(19)

For the three months ended June 30, 2023, Vistra reported Net Income of $476 million, Net Income from Ongoing Operations of $409 million, and Ongoing Operations Adjusted EBITDA of $1,008 million. Vistra’s Net Income for the second quarter 2023 was an improvement of $1,833 million over the second quarter 2022 Net Loss, driven primarily by unrealized net hedging gains in the three months ended June 30, 2023, as compared to the unrealized net hedging losses in the three months ended June 30, 2022. Ongoing Operations Adjusted EBITDA for the second quarter 2023 was $252 million higher than the second quarter 2022, driven primarily by higher energy margins achieved through our comprehensive hedging strategy, backing down generation at times when prices were below unit costs and strong counts and margin performance in the retail segment, partially offset by less favorable weather in the quarter.

Guidance

($ in millions)	Narrowed 2023 Guidance Ranges
Ongoing Operations Adjusted EBITDA	$3,600 - $4,000
Ongoing Operations Adjusted FCFbG	$1,900 - $2,350

Vistra – Press Release

Aug. 9, 2023, Page 3

Vistra narrowed its 2023 guidance ranges of Ongoing Operations Adjusted EBITDA to $3,600 million to $4,000 million and Ongoing Operations Adjusted FCFbG of $1,900 million to $2,350 million. The midpoint of the narrowed 2023 Ongoing Operations Adjusted EBITDA guidance is now $3,800 million, which is higher than the top of the potential Ongoing Operations Adjusted EBITDA midpoint opportunity range Vistra first announced in May 2022. The midpoint of the narrowed 2023 Ongoing Operations Adjusted FCFbG guidance range is now $2,125 million.

As of June 30, 2023, Vistra had hedged approximately 86% of its expected generation volumes on average for the three-year period 2023 to 2025, with the balance of 2023 hedged at approximately 98% and 2024 hedged at approximately 95%. Vistra’s hedging program, as well as forward price curves as of Aug. 4, 2023, provide confidence that it will achieve results within the company’s narrowed 2023 guidance ranges and further provide increasing confidence in the previously announced Ongoing Operations Adjusted EBITDA midpoint opportunities for 2024 and 2025 of $3,700 million to $3,800 million (exclusive of any future EBITDA contribution from Energy Harbor).3

Share Repurchase Program

As of Aug. 4, 2023:

•	Vistra had executed ~$2.9 billion in share repurchases since November 2021.

•	Vistra had ~$1.35 billion remaining under its $4.25 billion share repurchase authorization, which is expected to be utilized by year-end 2024.

•	Vistra had ~367.5 million shares outstanding, representing an ~24% reduction of the amount of the shares outstanding on Nov. 2, 2021.

Clean Energy Transition

Vistra is focused on reliability, affordability and sustainability. With this in mind, Vistra continues to grow its fleet of lower carbon resources, advancing these interests through cost-effective, strategic investments in solar and battery storage developments and through its transformative acquisition of Energy Harbor, anticipated to close in the fourth quarter 2023.

This quarter, Vistra brought the 350 MW Phase III expansion of its Moss Landing Energy Storage Facility online, boosting its zero-emission generation and energy storage portfolio to 3,758 MW currently online (including our 2,400-MW nuclear facility, Comanche Peak), with additional renewable generation and energy storage developments in the near-term pipeline.

In March 2023, Vistra announced the execution of a definitive agreement to acquire Energy Harbor, which will add more than 4,000 MW of nuclear generation to its portfolio along with approximately one million additional retail customers. Together with Comanche Peak, this acquisition will bring Vistra’s nuclear capacity to more than 6,400 MW at the transaction’s closing. Further, in 2022, Comanche Peak applied to extend its licenses through 2050 and 2053 for the two-unit facility, an additional 20 years beyond the original licenses. This process is advancing as expected.

Vistra – Press Release

Aug. 9, 2023, Page 4

The Inflation Reduction Act is anticipated to provide the opportunity to realize material benefits on the 350 MW Phase III expansion of the Moss Landing Energy Storage Facility and the development of additional renewables and energy storage, as well as provide strong price support via the nuclear production tax credit for our nuclear facilities, including those being acquired through the Energy Harbor transaction.

Vistra intends to remain strategic and disciplined with respect to the timing of investments in renewables and battery storage projects. Overall, continued development of the renewables and battery storage portfolio is expected to be financed primarily with third-party capital. Vistra expects to execute the initial nonrecourse financings in the coming months.

Liquidity

As of June 30, 2023, Vistra had total available liquidity of approximately $2,472 million, including cash and cash equivalents of $643 million, $1,503 million of availability under its corporate revolving credit facility, and $326 million of availability under its commodity-linked revolving credit facility.

Available capacity under the commodity-linked revolving credit facility reflects the borrowing base as of June 30, 2023, which was lower than the aggregate commitments of $1,350 million. The reduction in the borrowing base is due, in part, to the expiration of certain deemed 2023 hedges and would increase in size in a rising commodity price environment in accordance with the terms of the commodity-linked revolving credit facility.

Available liquidity further excludes approximately $725 million of undrawn available borrowing capacity as of June 30, 2023, under Vistra’s accounts receivable financing arrangements.

Earnings Webcast

Vistra will host a webcast today, Aug. 9, 2023, beginning at 9 a.m. ET (8 a.m. CT) to discuss these results and related matters. The live webcast and the accompanying slides that will be discussed on the call can be accessed via Vistra’s website at www.vistracorp.com under “Investor Relations” and then “Events & Presentations.” Participants can also listen by phone by registering here prior to the start time of the call to receive a conference call dial-in number. A replay of the webcast will be available on Vistra’s website for one year following the live event.

About Non-GAAP Financial Measures and Items Affecting Comparability

“Adjusted EBITDA” (EBITDA as adjusted for unrealized gains or losses from hedging activities, tax receivable agreement impacts, reorganization items, and certain other items described from time to time in Vistra’s earnings releases), “Adjusted Free Cash Flow before Growth” (or “Adjusted FCFbG”) (cash from operating activities excluding changes in margin deposits and working capital and adjusted for capital expenditures (including capital expenditures for growth investments), other net investment activities, and other items described from time to time in Vistra’s earnings releases), “Ongoing Operations Adjusted EBITDA” (adjusted EBITDA less adjusted EBITDA from Asset Closure segment), “Net Income (Loss) from Ongoing Operations” (net income less net income from Asset Closure segment), and “Ongoing Operations Adjusted Free Cash Flow before Growth” or “Ongoing Operations Adjusted FCFbG” (adjusted free cash flow before growth less cash flow from operating activities from Asset Closure segment before growth) are “non-GAAP financial measures.” A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in Vistra’s consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. Vistra’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

Vistra – Press Release

Aug. 9, 2023, Page 5

Vistra uses Adjusted EBITDA as a measure of performance and believes that analysis of its business by external users is enhanced by visibility to both Net Income prepared in accordance with GAAP and Adjusted EBITDA. Vistra uses Adjusted Free Cash Flow before Growth as a measure of liquidity and believes that analysis of its ability to service its cash obligations is supported by disclosure of both cash provided by (used in) operating activities prepared in accordance with GAAP as well as Adjusted Free Cash Flow before Growth. Vistra uses Ongoing Operations Adjusted EBITDA as a measure of performance and Ongoing Operations Adjusted Free Cash Flow before Growth as a measure of liquidity, and Vistra’s management and board of directors have found it informative to view the Asset Closure segment as separate and distinct from Vistra’s ongoing operations. Vistra uses Net Income (Loss) from Ongoing Operations as a non-GAAP measure that is most comparable to the GAAP measure Net Income in order to illustrate the company’s Net Income excluding the effects of the Asset Closure segment, as well as a measure to compare to Ongoing Operations Adjusted EBITDA. The schedules attached to this earnings release reconcile the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Media

Meranda Cohn

214-875-8004

Media.Relations@vistracorp.com

Analysts

Meagan Horn

214-812-0046

Investor@vistracorp.com

1

Ongoing Operations excludes the Asset Closure segment. Net Income (Loss) from Ongoing Operations, Ongoing Operations Adjusted EBITDA, and Ongoing Operations Adjusted Free Cash Flow before Growth are non-GAAP financial measures. Any reference to “Ongoing Operations Adjusted FCFbG” is a reference to Ongoing Operations Adjusted Free Cash Flow before Growth. See the “Non-GAAP Reconciliation” tables for further detail. Total segment information may not tie due to rounding.

2	Upon movement of the Edwards Power Plant to the Asset Closure segment effective Jan. 1, 2023, prior year results were retrospectively adjusted for comparative purposes.
3

Reflects the potential midpoint opportunity range of Ongoing Operations Adjusted EBITDA for 2024 and 2025 based on market curves as of May 4, 2023 as previously disclosed on our first quarter 2023 earnings call; does not include the incremental Adjusted EBITDA contribution expected from the Energy Harbor acquisition; this range of estimated opportunities is not intended to be guidance.

About Vistra

Vistra (NYSE: VST) is a leading Fortune 500 integrated retail electricity and power generation company based in Irving, Texas, providing essential resources for customers, commerce, and communities. Vistra combines an innovative, customer-centric approach to retail with safe, reliable, diverse, and efficient power generation. The company brings its products and services to market in 20 states and the District of Columbia, including six of the seven competitive wholesale markets in the U.S. Serving approximately 4 million residential, commercial, and industrial retail customers with electricity and natural gas, Vistra is one of the largest competitive electricity providers in the country and offers over 50 renewable energy plans. The company is also the largest competitive power generator in the U.S. with a capacity of approximately 37,000 megawatts powered by a diverse portfolio, including natural gas, nuclear, solar, and battery energy storage facilities. In addition, Vistra is a large purchaser of wind power. The company owns and operates the 750-MW/3,000-MWh battery energy storage system in Moss Landing, California, the largest in the world. Vistra is guided by four core principles: we do business the right way, we work as a team, we compete to win, and we care about our stakeholders, including our customers, our communities where we work and live, our employees, and our investors. Learn more about our environmental, social, and governance efforts and read the company’s sustainability report at https://www.vistracorp.com/sustainability/.

Vistra – Press Release

Aug. 9, 2023, Page 6

Cautionary Note Regarding Forward-Looking Statements

The information presented herein includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Vistra Corp. (“Vistra”) operates and beliefs of and assumptions made by Vistra’s management, involve risks and uncertainties, which are difficult to predict and are not guarantees of future performance, that could significantly affect the financial results of Vistra. All statements, other than statements of historical facts, that are presented herein, or in response to questions or otherwise, that address activities, events or developments that may occur in the future, including such matters as activities related to our financial or operational projections, financial condition and cash flows, projected synergy, value lever and net debt targets, capital allocation, capital expenditures, liquidity, projected Adjusted EBITDA to free cash flow conversion rate, dividend policy, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our businesses and operations (often, but not always, through the use of words or phrases, or the negative variations of those words or other comparable words of a future or forward-looking nature, including, but not limited to: “intends,” “plans,” “will likely,” “unlikely,” “believe,” “confident”, “expect,” “seek,” “anticipate,” “estimate,” “continue,” “will,” “shall,” “should,” “could,” “may,” “might,” “predict,” “project,” “forecast,” “target,” “potential,” “goal,” “objective,” “guidance” and “outlook”), are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although Vistra believes that in making any such forward-looking statement, Vistra’s expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and risks that could cause results to differ materially from those projected in or implied by any such forward-looking statement, including, but not limited to: (i) adverse changes in general economic or market conditions (including changes in interest rates) or changes in political conditions or federal or state laws and regulations; (ii) the ability of Vistra to execute upon its contemplated strategic, capital allocation, performance, and cost-saving initiatives, including the acquisition of Energy Harbor, and to successfully integrate acquired businesses; (iii) actions by credit ratings agencies; (iv) the severity, magnitude and duration of extreme weather events, contingencies and uncertainties relating thereto, most of which are difficult to predict and many of which are beyond our control, and the resulting effects on our results of operations, financial condition and cash flows; and (v) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission by Vistra from time to time, including the uncertainties and risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements” in Vistra’s annual report on Form 10-K for the year ended December 31, 2022 and any subsequently filed quarterly reports on Form 10-Q.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, Vistra will not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible to predict all of them; nor can Vistra assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

Vistra – Press Release

Aug. 9, 2023, Page 7

VISTRA CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited) (Millions of Dollars)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Operating revenues	$3,189	$1,588	$7,614	$4,713
Fuel, purchased power costs and delivery fees	(1,475)	(2,162)	(3,645)	(4,441)
Operating costs	(445)	(435)	(866)	(851)
Depreciation and amortization	(369)	(394)	(735)	(824)
Selling, general and administrative expenses	(309)	(280)	(597)	(569)
Impairment of long-lived assets	—	—	(49)	—

Operating income (loss)	591	(1,683)	1,722	(1,972)
Other income	124	71	144	77
Other deductions	(2)	(9)	(5)	(13)
Interest expense and related charges	(100)	(109)	(307)	(116)
Impacts of Tax Receivable Agreement	(14)	(34)	(79)	(115)

Net income (loss) before income taxes	599	(1,764)	1,475	(2,139)
Income tax (expense) benefit	(123)	407	(301)	498

Net income (loss)	$476	$(1,357)	$1,174	$(1,641)
Net (income) loss attributable to noncontrolling interest	—	(8)	1	(9)

Net income (loss) attributable to Vistra	$476	$(1,365)	$1,175	$(1,650)
Cumulative dividends attributable to preferred stock	(37)	(37)	(75)	(75)

Net income (loss) attributable to Vistra common stock	$439	$(1,402)	$1,100	$(1,725)

Vistra – Press Release

Aug. 9, 2023, Page 8

VISTRA CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited) (Millions of Dollars)

	Six Months Ended June 30,
	2023	2022
Cash flows — operating activities:
Net income (loss)	$1,174	$(1,641)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	941	1,054
Deferred income tax expense (benefit), net	290	(501)
Gain on sale of land	(94)	(5)
Impairment of long-lived and other assets	49	—
Unrealized net (gain) loss from mark-to-market valuations of commodities	(1,139)	2,347
Unrealized net gain from mark-to-market valuations of interest rate swaps	(22)	(171)
Asset retirement obligation accretion expense	17	17
Impacts of Tax Receivable Agreement	79	115
Stock-based compensation	43	34
Bad debt expense	69	65
Other, net	24	6
Changes in operating assets and liabilities:
Margin deposits, net	2,014	(1,893)
Uplift securitization proceeds receivable from ERCOT	—	544
Accrued interest	(4)	13
Accrued taxes	(52)	(62)
Accrued employee incentive	(57)	(38)
Other operating assets and liabilities	(320)	(607)

Cash provided by (used in) operating activities	3,012	(723)

Cash flows — investing activities:
Capital expenditures, including nuclear fuel purchases and LTSA prepayments	(926)	(613)
Proceeds from sales of nuclear decommissioning trust fund securities	251	334
Investments in nuclear decommissioning trust fund securities	(262)	(345)
Proceeds from sales of environmental allowances	47	266
Purchases of environmental allowances	(190)	(258)
Insurance proceeds	9	1
Proceeds from sale of assets	110	14
Other, net	(6)	(8)

Cash used in investing activities	(967)	(609)

Cash flows — financing activities:
Issuances of long-term debt	—	1,498
Repayments/repurchases of debt	(14)	(223)
Net (repayments)/borrowings under accounts receivable financing	(425)	725
Borrowings under Revolving Credit Facility	100	1,500
Repayments under Revolving Credit Facility	(350)	(1,250)
Borrowings under Commodity-Linked Facility	—	2,750

Vistra – Press Release

Aug. 9, 2023, Page 9

VISTRA CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited) (Millions of Dollars)

	Six Months Ended June 30,
	2023	2022
Repayments under Commodity-Linked Facility	(400)	(1,700)
Share repurchases	(552)	(1,194)
Dividends paid to common stockholders	(153)	(152)
Dividends paid to preferred stockholders	(75)	(76)
Debt issuance costs	(6)	(21)
Other, net	3	23

Cash (used in) provided by financing activities	(1,872)	1,880

Net change in cash, cash equivalents and restricted cash	173	548
Cash, cash equivalents and restricted cash — beginning balance	525	1,359

Cash, cash equivalents and restricted cash — ending balance	$698	$1,907

Vistra – Press Release

Aug. 9, 2023, Page 10

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED JUNE 30, 2023

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$812	$(626)	$275	$164	$62	$(278)	$409	$67	$476
Income tax expense	—	—	1	—	—	122	123	—	123
Interest expense and related charges (a)	10	(6)	—	(4)	1	97	98	2	100
Depreciation and amortization (b)	22	148	167	19	15	17	388	—	388

EBITDA before Adjustments	844	(484)	443	179	78	(42)	1,018	69	1,087
Unrealized net (gain) loss resulting from hedging transactions	(347)	693	(226)	(117)	(49)	—	(46)	(8)	(54)
Generation plant retirement expenses	—	—	—	—	3	—	3	(2)	1
Fresh start/purchase accounting impacts	1	—	1	—	1	—	3	—	3
Impacts of Tax Receivable Agreement	—	—	—	—	—	14	14	—	14
Non-cash compensation expenses	—	—	—	—	—	21	21	—	21
Transition and merger expenses	—	—	—	—	—	15	15	—	15
PJM capacity performance default impacts (c)	—	—	(9)	—	(3)	—	(12)	—	(12)
Winter Storm Uri impacts (d)	(5)	—	—	—	—	—	(5)	—	(5)
Other, net	5	(2)	2	1	10	(19)	(3)	—	(3)

Adjusted EBITDA	$498	$207	$211	$63	$40	$(11)	$1,008	$59	$1,067

(a)	Includes $63 million of unrealized mark-to-market net gains on interest rate swaps.
(b)	Includes nuclear fuel amortization of $19 million in the Texas segment.
(c)	Represents change in estimate of anticipated market participant defaults on PJM capacity performance penalties due to extreme magnitude of penalties associated with Winter Storm Elliott.
(d)	Includes the application of bill credits to large commercial and industrial customers that curtailed their usage during Winter Storm Uri.

Vistra – Press Release

Aug. 9, 2023, Page 11

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE SIX MONTHS ENDED JUNE 30, 2023

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$217	$(42)	$1,020	$216	$486	$(763)	$1,134	$40	$1,174
Income tax expense	—	—	1	—	—	300	301	—	301
Interest expense and related charges (a)	17	(10)	—	(8)	2	303	304	3	307
Depreciation and amortization (b)	51	301	328	34	29	34	777	—	777

EBITDA before Adjustments	285	249	1,349	242	517	(126)	2,516	43	2,559
Unrealized net (gain) loss resulting from hedging transactions	212	346	(1,149)	(135)	(388)	—	(1,114)	(25)	(1,139)
Generation plant retirement expenses	—	—	—	—	3	—	3	(2)	1
Fresh start/purchase accounting impacts	1	(1)	3	—	1	—	4	—	4
Impacts of Tax Receivable Agreement	—	—	—	—	—	79	79	—	79
Non-cash compensation expenses	—	—	—	—	—	43	43	—	43
Transition and merger expenses	(2)	1	—	—	1	17	17	—	17
Impairment of long-lived assets	—	—	—	—	49	—	49	—	49
PJM capacity performance default impacts (c)	—	—	6	—	2	—	8	—	8
Winter Storm Uri impacts (d)	(39)	1	—	—	—	—	(38)	—	(38)
Other, net	12	(6)	3	2	18	(34)	(5)	2	(3)

Adjusted EBITDA	$469	$590	$212	$109	$203	$(21)	$1,562	$18	$1,580

(a)	Includes $22 million of unrealized mark-to-market net gains on interest rate swaps.
(b)	Includes nuclear fuel amortization of $42 million in the Texas segment.
(c)

Represents estimate of anticipated market participant defaults on PJM capacity performance penalties due to extreme magnitude of penalties associated with Winter Storm Elliott, which amounts have been and will continue to be withheld by PJM from our net bonus position during 2023.

(d)

Includes the application of bill credits to large commercial and industrial customers that curtailed their usage during Winter Storm Uri. We estimate remaining bill credit amounts to be applied in future periods are for the remainder of 2023 (approximately $14 million), 2024 (approximately $11 million) and 2025 (approximately $25 million).

Vistra – Press Release

Aug. 9, 2023, Page 12

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED JUNE 30, 2022

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$898	$(1,638)	$(662)	$25	$(155)	$233	$(1,299)	$(58)	$(1,357)
Income tax benefit	—	—	—	—	—	(407)	(407)	—	(407)
Interest expense and related charges (a)	4	(6)	1	(1)	—	110	108	1	109
Depreciation and amortization (b)	36	164	179	(11)	16	17	401	11	412

EBITDA before Adjustments	938	(1,480)	(482)	13	(139)	(47)	(1,197)	(46)	(1,243)
Unrealized net (gain) loss resulting from hedging transactions	(500)	1,665	645	28	124	—	1,962	25	1,987
Generation plant retirement expenses	—	—	—	—	1	—	1	(1)	—
Impacts of Tax Receivable Agreement	—	—	—	—	—	34	34	—	34
Non-cash compensation expenses	—	—	—	—	—	17	17	—	17
Transition and merger expenses	3	—	—	—	—	—	3	—	3
Winter Storm Uri impacts (c)	(52)	(10)	—	—	—	—	(62)	—	(62)
Other, net	14	6	1	(1)	(7)	(15)	(2)	3	1

Adjusted EBITDA	$403	$181	$164	$40	$(21)	$(11)	$756	$(19)	$737

(a)	Includes $45 million of unrealized mark-to-market net gains on interest rate swaps.
(b)	Includes nuclear fuel amortization of $18 million in Texas segment.
(c)

Adjusted EBITDA impacts of Winter Storm Uri reflects the application of bill credits to large commercial and industrial customers that curtailed their usage during Winter Storm Uri and a reduction in the allocation of ERCOT default uplift charges which were expected to be paid over several decades under protocols existing at the time of the storm.

Vistra – Press Release

Aug. 9, 2023, Page 13

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$3,326	$(3,610)	$(791)	$(36)	$(556)	$196	$(1,471)	$(170)	$(1,641)
Income tax benefit	—	—	—	—	—	(498)	(498)	—	(498)
Interest expense and related charges (a)	5	(11)	3	(1)	1	118	115	1	116
Depreciation and amortization (b)	72	309	358	31	32	34	836	28	864

EBITDA before Adjustments	3,403	(3,312)	(430)	(6)	(523)	(150)	(1,018)	(141)	(1,159)
Unrealized net (gain) loss resulting from hedging transactions	(2,805)	3,696	738	71	537	—	2,237	110	2,347
Generation plant retirement expenses	—	—	—	—	5	—	5	1	6
Impacts of Tax Receivable Agreement	—	—	—	—	—	115	115	—	115
Non-cash compensation expenses	—	—	—	—	—	34	34	—	34
Transition and merger expenses	9	—	1	—	—	10	20	—	20
Winter Storm Uri impacts (c)	(64)	(52)	—	—	—	—	(116)	—	(116)
Other, net	23	19	3	1	3	(29)	20	11	31

Adjusted EBITDA	$566	$351	$312	$66	$22	$(20)	$1,297	$(19)	$1,278

(a)	Includes $171 million of unrealized mark-to-market net gains on interest rate swaps.
(b)	Includes nuclear fuel amortization of $40 million in Texas segment.
(c)

Adjusted EBITDA impacts of Winter Storm Uri reflects the application of bill credits to large commercial and industrial customers that curtailed their usage during Winter Storm Uri and a reduction in the allocation of ERCOT default uplift charges which were expected to be paid over several decades under protocols existing at the time of the storm.

Vistra – Press Release

Aug. 9, 2023, Page 14

VISTRA CORP. - NON-GAAP RECONCILIATIONS 2023 GUIDANCE

(Unaudited) (Millions of Dollars)

	Ongoing Operations		Asset Closure		Vistra Consolidated
	Low	High	Low	High	Low	High
Net Income (loss)	2,240	2,530	(70)	30	2,170	2,560
Income tax expense	630	740	0	0	630	740
Interest expense and related charges (a)	700	700	0	0	700	700
Depreciation and amortization (b)	1,580	1,580	0	0	1,580	1,580

EBITDA before adjustments	5,150	5,550	(70)	30	5,080	5,580

Unrealized net (gain) loss resulting from hedging transactions	(1,694)	(1,694)	(36)	(36)	(1,730)	(1,730)
Tax credits	4	4	0	0	4	4
Generation plant retirement expense	1	1	(1)	(1)	0	0
Fresh start / purchase accounting impacts	7	7	0	0	7	7
Impacts of Tax Receivable Agreement	112	112	0	0	112	112
Non-cash compensation expenses	71	71	0	0	71	71
Impairment of long-lived and other assets	49	49	0	0	49	49
Transition and merger expenses	14	14	0	0	14	14
PJM capacity performance default impacts	20	20	0	0	20	20
Winter storm Uri impacts (c)	(51)	(51)	0	0	(51)	(51)
Other, net	(83)	(83)	7	7	(76)	(76)

Adjusted EBITDA guidance	3,600	4,000	(100)	(0)	3,500	4,000

Interest paid, net	(615)	(615)	0	0	(615)	(615)
Tax (paid) / received (d)	(18)	(18)	0	0	(18)	(18)
Tax Receivable Agreement payments	(10)	(10)	0	0	(10)	(10)
Working capital and margin deposits	2,400	2,400	3	3	2,403	2,403
Accrued environmental allowances	388	388	0	0	388	388
Reclamation and remediation	(34)	(34)	(79)	(79)	(113)	(113)
Winter storm Uri impacts	0	0	0	0	0	0
Other changes in other operating assets and liabilities	(90)	(40)	(53)	(53)	(143)	(93)

Cash provided by operating activities	5,621	6,071	(229)	(129)	5,392	5,942

Capital expenditures including nuclear fuel purchases and LTSA prepayments	(963)	(963)	0	0	(963)	(963)
Solar and storage development expenditures	(664)	(664)	0	0	(664)	(664)
Other growth expenditures	(143)	(143)	0	0	(143)	(143)
Acquisitions	0	0	0	0	0	0
(Purchase) sale of environmental allowances	(486)	(486)	0	0	(486)	(486)
Other net investing activities	4	4	12	12	16	16

Free cash flow	3,369	3,819	(217)	(117)	3,152	3,702

Working capital and margin deposits	(2,400)	(2,400)	(3)	(3)	(2,403)	(2,403)
Solar and storage development and other growth expenditures	664	664	0	0	664	664
Other growth expenditures	143	143	0	0	143	143
Acquisitions	0	0	0	0	0	0
Accrued environmental allowances	(388)	(388)	0	0	(388)	(388)
(Purchase) sale of environmental allowances	486	486	0	0	486	486
Transition and merger expenses	22	22	25	25	47	47
Transition capital expenditures	4	4	0	0	4	4

Adjusted free cash flow before growth guidance	1,900	2,350	(195)	(95)	1,705	2,255

Vistra – Press Release

Aug. 9, 2023, Page 15

[1]	Regulation G Table for 2023 Guidance prepared as of August 9, 2023.

(a)	Includes unrealized (gain) / loss on interest rate swaps of $(1) million.
(b)	Includes nuclear fuel amortization of $100 million.
(c)	Adjustment for bill credits applied to large commercial and industrial customers that curtailed during Winter Storm Uri.
(d)	Includes state tax payments.